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                                                                    Exhibit 10.2


                               Adolor Corporation
                             620 Pennsylvania Drive
                            Exton, Pennsylvania 19341

June 17, 2002

Ms. Martha E. Manning


Dear Martha:

         Adolor Corporation, a Delaware corporation (the "Company"), is pleased to offer you a position as Senior Vice President, General Counsel and Secretary of the Company, reporting directly to Bruce A. Peacock, the President and Chief Executive Officer of the Company (the "Chief Executive Officer"), with your full time employment commencing on or prior to July 22, 2002 (your "Start Date"). This offer and your employment with the Company are subject to the terms and conditions of this offer letter (the "Offer Letter").

Positions and Responsibilities

         In respect of the position set forth above, commencing on your Start Date, you will have the duties, responsibilities and authority normally associated with the office and position of a senior vice president, general counsel and secretary of a corporation, including, without limitation, operational and management authority with respect to, and responsibility for, the legal affairs of the Company.

Duties

         During your employment as an employee of the Company, you will devote substantially all of your business time to the business and affairs of the Company and you will use your reasonable best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by the Offer Letter, provided, however, that you will be allowed, to the extent such activities do not substantially interfere with the performance of your duties and responsibilities hereunder, to (a) manage your personal, financial, and legal affairs, and (b) serve on civic or charitable boards or committees and other boards or committees with the prior approval of the Chief Executive Officer.

Base Salary and Benefits

         If you decide to join the Company, commencing on your Start Date, you will receive an annual base salary of $230,000 (the "Base Salary"), less applicable and required withholding, which will be paid biweekly in accordance with the Company's normal payroll procedures. The Board of Directors of the Company (the "Board") will review your Base Salary annually each January thereafter for increase (but not decrease). To the extent your Base Salary is increased under this paragraph, such increased Base Salary will be your Base Salary amount for all purposes hereunder. In addition, you will be entitled to participate in all benefit programs maintained by the Company (including annual vacation of at least four weeks and medical,

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dental, life insurance and long-term disability plans) that may be provided to the Company's senior executives from time to time.

Bonus

         For calendar year 2002 and for all succeeding calendar years thereafter during which you are employed by the Company, you will be entitled to a target annual cash bonus equal to 30% of your then current Base Salary for each such calendar year, based upon the achievement of pre-determined and objective performance goals determined by the Board. Such annual bonus will be payable as soon as practicable after the end of each such calendar year, but in no event later than March 15 of the calendar year immediately succeeding such calendar year.

Options

         If you decide to join the Company, the Board will grant to you on your Start Date options to purchase 100,000 shares of the Company's Common Stock under the Company's Amended and Restated 1994 Equity Compensation Plan (the "Plan") at an exercise price per share equal to the closing sale price per share on the Nasdaq National Market on your Start Date. Such options will vest in equal monthly amounts over a four year period, beginning on your Start Date; provided, however, that no vesting will occur until you have completed three months of continuous service as an employee of the Company unless there shall have occurred during such three month period a Change of Control (as defined below). To the extent permitted, the options granted hereunder will be incentive stock options. The shares of the Company's Common Stock issuable upon exercise of the options granted to you under this paragraph will be registered by the Company under the Securities Act of 1933, as amended, for resale by you. In the event of a Change of Control, all unvested options shall accelerate in accordance with the Plan.

         You may also be offered options to purchase additional shares of the Company's Common Stock on an annual basis after your annual merit review has been completed by the Chief Executive Officer and the Board. The terms of any additional options may be different than the options referred to in the immediately prior paragraph.

Termination of Employment

         You will have the right to terminate your employment hereunder with or without Good Reason (as defined below), as provided below, and the Company will have the right to terminate your employment hereunder with or without Cause (as defined below), as provided below.

         Except as provided for in the immediately following paragraph, if your employment hereunder is terminated at any time (i) by you for Good Reason following 15 days prior written notice to the Company, or (ii) by the Company without Cause, you will be entitled to receive from the Company (a) in twelve monthly installments a payment in gross amount equal to the sum of (i) your Base Salary and (ii) the bonus amount paid to you for your performance during the immediately preceding calendar year (provided that if such termination occurs prior to the determination of a bonus, if any, for calendar year 2002, then the bonus amount shall be deemed to be 30% of your Base Salary), (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination at the Company's sole

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expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination,
(d) the ability to exercise all equity interests in the Company that have vested up through the date of termination during the period of one year following the date of termination, and (e) any other payments and/or benefits which you are entitled to receive under the terms and provisions of any of the employee pension, incentive, or welfare benefit plans of the Company.

         If during the three years following your Start Date a Change in Control occurs and your employment hereunder is terminated at any time during the 90 days before or the first twelve months following such Change in Control (i) by you for Good Reason following 15 days prior written notice to the Company, or
(ii) by the Company without Cause, you will be entitled to receive from the Company (a) in 24 monthly installments a payment in gross amount equal to two times the sum of (i) your Base Salary and (ii) the bonus amount paid to you for your performance during the immediately preceding calendar year (provided that if such termination occurs prior to the determination of a bonus, if any, for calendar year 2002, then the bonus amount paid shall be deemed to be 30% of your Base Salary), (b) continuation of similar benefits in effect as of the date of termination for a period of two years following the date of termination at the Company's sole expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) any other payments and/or benefits which you are entitled to receive under the terms and provisions of any of the employee pension, incentive, or welfare benefit plans of the Company, and (e) the ability to exercise all equity interests in the Company that have vested up through the date of termination during the period of one year following the date of termination.

         If a Change in Control occurs more than three years after your Start Date and your employment hereunder is terminated at any time during the 90 days before or the first twelve months following such Change in Control (i) by you for Good Reason following 15 days prior written notice to the Company, or (ii) by the Company without Cause, you will be entitled to receive from the Company
(a) in 12 monthly installments a payment in gross amount equal to the sum of (i) your Base Salary and (ii) the bonus amount paid to you for your performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination at the Company's sole expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) any other payments and/or benefits which you are entitled to receive under the terms and provisions of any of the employee pension, incentive, or welfare benefit plans of the Company, and (e) the ability to exercise all equity interests in the Company that have vested up through the date of termination during the period of one year following the date of termination.

         In the event your employment is terminated (i) by you voluntarily without Good Reason, or (ii) by the Company for Cause, you will only be entitled to receive from the Company (a) your Base Salary through the date of such termination, (b) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, and (c) any other payments and/or benefits which you are entitled to receive under the terms and provisions of any employee pension, incentive or welfare benefit plans of the Company.

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         If your employment is terminated due to your death, your estate will be entitled to receive from the Company (a) Base Salary continuation through the end of the month in which your death occurs, (b) a pro-rated bonus payment for the year of death equal to the bonus amount paid to you for your performance during the immediately preceding calendar year multiplied by a fraction, the numerator of which is the number of days from and including January 1 of such year through the date of your death and the denominator of which is 365, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of death or such termination, and (d) any other payments and/or benefits which you are entitled to receive under the terms and provisions of any employee pension, incentive or welfare benefit plans of the Company.

         In the event of any termination of your employment, you will be under no obligation to seek other employment and there will be no offset against any amounts due to you hereunder on account of any remuneration attributable to any subsequent employment that you may obtain. Any amounts due under "Termination of Employment" are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Notwithstanding the foregoing, the Company's obligation to provide continuation of benefits under the welfare benefit plans described above shall cease if you become eligible for other health insurance benefits at the expense of a new employer. You agree to notify a duly authorized officer of the Company, in writing, immediately upon acceptance of any employment following the date of termination of your employment which provides you with eligibility for health insurance benefit.

         For purposes of this Offer Letter, "Cause" means (a) your conviction (including a plea of guilty or nolo contendere) of a felony under federal law or the law of the state in which such action occurred, (b) the commitment by you of an intentional act of fraud, embezzlement, or theft in connection with your duties in the course of your employment with the Company, or your engagement in gross negligence in the course of your employment with the Company or (c) your willful and deliberate failure to perform your employment duties in any material respect. For purposes of the Offer Letter, an act or omission on your part shall be deemed "intentional" or gross negligence only if it was done by you in bad faith, not merely an error in judgment, and without reasonable belief that the act or omission was in the best interest of the Company. For purposes of the Offer Letter, "Good Reason" means and will be deemed to exist if, without your prior express written consent, (i) you are assigned any duties or responsibilities inconsistent in any respect with the scope of the duties or responsibilities associated with your title or position, as set forth and described above; (ii) you suffer a material change in the duties, responsibilities, reporting rights or obligations, or effective authority associated with your title and position and/or as set forth above; (iii) your Base Salary is decreased by the Company, or your benefits under any of the Company's employee pension or welfare plans or programs are in aggregate materially decreased; or (iv) the Company fails to pay your compensation, employee benefits or reimbursements when due; provided that in the event of a Change in Control, "Good Reason" shall also include the relocation of your principal office location to a site that is more than 50 miles from your then current principal office.

         For purposes of the Offer Letter, "Change in Control" means (A) the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of

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1934, as amended), directly or indirectly, shares representing the aggregate 50%
or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or (B) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Release

         Prior to your receipt of any benefits under the Offer Letter on account of the termination of your employment, you will execute a release in form acceptable to the Company.

No Solicitation/Confidentiality

         As a condition of employment, you will be expected to abide by Company rules and regulations and sign and comply with the Company's Employee Nondisclosure and Development Agreement, which prohibits unauthorized use or disclosure of Company proprietary information and certain competitive activities. In addition, you acknowledge your obligations to comply with the applicable rules of professional responsibility for a member of the Bar of the Commonwealth of Pennsylvania.

Miscellaneous

         The Offer Letter is personal to you and without the prior express written consent of the Company, will not be assignable by you. The Offer Letter will inure to the benefit of and be enforceable by your heirs, beneficiaries, and/or legal representatives. The Offer Letter will inure to the benefit of and be binding upon the Company and its respective successors and assigns. The Company will require any successor to all or substantially all of its business and/or assets, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock or otherwise, by an agreement in form and substance satisfactory to you, expressly to assume and agree to perform the Offer Letter in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

         To indicate your acceptance of the Company's offer, please sign and date both copies of the Offer Letter in the space provided below and return one fully-executed and dated copy to the Company. Please keep one fully-executed and dated copy for your records. This Offer Letter, along with any agreements and plans referenced herein or relating to proprietary rights between you and the Company, contains the entire agreement between you and the Company concerning the subject matter hereof and supersedes any prior representations or agreements, whether written or oral. The Offer Letter will be governed and construed in accordance with the laws of the State of Delaware, applied without reference to principles of conflict of laws thereof. All notices and other communications hereunder will be in writing and will be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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         If to you:                         Ms. Martha E. Manning


         If to the Company:                 Adolor Corporation
                                            620 Pennsylvania Drive
                                            Exton, Pennsylvania  19341
                                            Attention: Chief Executive Officer

         With a copy to:                    James A. Lebovitz
                                            Dechert
                                            1717 Arch Street
                                            Philadelphia, Pennsylvania 19103


or to such other address as any party has furnished to the others in writing in accordance herewith. Notices and communications will be effective when actually received by the addressee. The captions of the Offer Letter are not part of the provisions hereof and will have no force or effect. You will be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following your death, and you may change such election, in either case by giving the Company written notice thereof. In the event of your death or a judicial determination of your incompetence, reference in the Offer Letter to you will be deemed, where appropriate, to refer to your beneficiary(ies), estate or other legal representative(s). The respective rights and obligations of the parties hereunder will survive the termination of the Offer Letter for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations. The Offer Letter may not be modified or amended except in writing, signed both by the Company and you.

         We look forward to working with you at Adolor.

                                    Sincerely,

                                    ADOLOR CORPORATION


                                    By:    /s/ Bruce A. Peacock
                                           ----------------------------------
                                           Bruce A. Peacock
                                           President and Chief Executive Officer

AGREED TO AND ACCEPTED:


/s/ Martha E. Manning               Dated: June 20, 2002
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                                           Martha E. Manning